EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 23, 2006 relating to the financial statements of Greens Creek Joint Venture, which appears in Hecla Mining Company’s Annual Report on Form 10-K, for the year ended December 31, 2006. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/   PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Salt Lake City, Utah

September 4, 2007